ITEM 77O

Dreyfus Manager Funds II
Dreyfus Balanced Opportunity Fund

On January 10, 2012, Dreyfus Balanced Opportunity Fund, a series of Dreyfus Manager Funds II (the "Fund"), purchased 75 units of 3.875% senior notes due 2022 issued by Macy's Retail Holdings, Inc. (CUSIP NO. 55616XAF4) (the "Senior Notes") at a purchase price of $99.189 per Senior Note, including underwriting discounts and commissions of $0.65 per Senior Note. The Senior Notes were purchased from Credit Suisse, a member of the underwriting syndicate of which BNY Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Capital Markets, LLC received no benefit in connection with the transaction. The following is a list of the syndicate's members:

Credit Suisse Securities (USA) LLC
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC
Fifth Third Securities, Inc.
PNC Capital Markets LLC
BNY Mellon Capital Markets, LLC
Citigroup Global Markets Inc.
Standard Chartered Bank
Loop Capital Markets LLC
Samuel A. Ramirez & Company, Inc.
The Williams Capital Group, L.P.

Accompanying this statement are materials presented to the Board of Trustees for the Fund, which ratified the purchase in compliance with the Fund's Rule 10f-3 Procedures at a Board meeting held on June 19, 2012. These materials include additional information about the terms of the transaction.

PRE-PURCHASE APPROVAL FORM PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE (Used for compliance with Rule 10f-3 and/or Rule 23B)

1. Account/Fund Name: **Dreyfus Balanced Opportunity Fund**
2. Anticipated Purchase Date: **1/10/12**
3. Total Net Assets of Account/Fund: **$258,664,148.63**
4. Type and Description of Security to be Purchased: **Macy's Retail Holdings Inc 3.875% 1/15/22**
5. Credit Rating of Security (Rating/Rating Agency): **Baa3 / Moody's BBB- / S&P BBB- / Fitch**
6. Name of Underwriting Syndicate Dealer Effecting Transaction: **Credit Suisse**
7. Name of Affiliated Underwriter in Underwriting Syndicate: **BNY Mellon Capital Markets, LLC**
8. Issue Size: **550,000,000**
9. CUSIP: **55616XAF4**
10. Amount Purchased by Account/Fund: **75,000**
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: **0.01%**
12. Amount Purchased as a Percentage of Account/Fund Assets: **0.029%**
13. Purchase Price of Securities (if at par, so state): **99.189**
14. Commission/Spread Received by Principal Underwriters: **0.650%**
15. Yield (as applicable): **3.907%**
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase **3.907%**
17. The Affiliated Purchase Must be Reported to the appropriate Board of Directors as described in this policy

Mutual Fund Purchases Only *(See Fund Rule 10f-3 procedures for more information):*
1. Was Price paid for all block purchases the same for all participants? (Must be Yes): **Yes**
2. Was Security Purchased on Offer Date? (Must be Yes): **Yes**
3. Was Issuer in continuous operation for at least 3 years? (Must be Yes): **Yes**
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): **Yes**
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): **No**
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): **Yes**
7. *Municipal Securities Only:* Is security spread sufficiently liquid that it can be sold at carrying price within a reasonably short time? (Must be Yes): **N/A**
8. *Municipal Securities Only:* Is security subject to no greater than moderate credit risk? (Must be Yes): **N/A**

REPRESENTATIONS (Check box to make specific affirmation of all points listed below OR Trade Can Not Be Made) : X

- This transaction complies with all applicable provisions of the *Policy For Purchases Of Debt & Equity Securities Underwritten By An Affiliate*
- **This purchase will not be designated as a "group sale" (i.e, affiliated underwriter does not receive commissions from the unaffiliated broker/dealer) or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of BNY Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any BNY Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- If the account is a mutual fund, the adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Per Rule 10f-3, mutual fund purchases of fixed income and equity securities, aggregated with purchases by any other investment company advised by the investment company's investment advisor, and any purchases by another account with respect to which the investment adviser has investment discretion, are limited to 25% of the offering.**

LOB Asset Management Unit (Print): **Standish Mellon Asset Management**

LOB Portfolio Manager Name (Print) **David Bowser** **Signature** [signature] **Date** 4/10/12

LOB CIO/COO Name (Print) **David Leduc** **Signature** [signature] **Date** 4/10/12

Chief Compliance Officer Name (Print) **Julia Braithwaite** **Signature** [signature] **Date** 4/10/12

Notes:
If the transaction pertains to an advised or sub-advised mutual fund, this for must be submitted to the applicable mutual fund CCO
If transaction pertains to an account governed by ERISA, please complete the appropriate ERISA checklist as stated in the Policy for Purchases of Debt & Equity Securities Underwritten by an Affiliate.

- **Exhibit C, ERISA checklist per DOL PTE 75-1**
- **Exhibit D, ERISA checklist per DOL PTE 2009-13 Parts I and II**

This form and ERISA checklists, if applicable, must be completed and submitted to the appropriate Compliance Manager:

- Mary Lomasney for transactions generated by employees of investment subsidiaries for dual-officer managed bank commingled funds
- Katherine Cain for transactions generated by the Wealth Management Sector

Last update: 6/30/10

Final Pros Supplement Page 2 of 52

Table of Contents

PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED DECEMBER 9, 2009)

$800,000,000

Macy's Retail Holdings, Inc.

$550,000,000 3.875% Senior Notes Due 2022
$250,000,000 5.125% Senior Notes Due 2042

Payment of principal and interest unconditionally guaranteed by

Macy's, Inc.

Macy's Retail Holdings, Inc. ("Macy's Holdings") is offering $550,000,000 aggregate principal amount of its 3.875% Senior Notes due January 15, 2022, which we refer to as the "2022 Notes", and $250,000,000 aggregate principal amount of its 5.125% Senior Notes due January 15, 2042, which we refer to as the "2042 Notes." We refer to the 2022 Notes and the 2042 Notes together as the "senior notes."

The 2022 Notes mature on January 15, 2022 and the 2042 Notes mature on January 15, 2042, unless earlier redeemed in whole. Macy's Holdings will pay interest on the senior notes semi-annually in arrears on each January 15 and July 15. The first interest payment will be made on July 15, 2012. The senior notes will rank equal in right of payment to any other existing or future senior unsecured obligations of Macy's Holdings. The guarantee will rank equal in right of payment to all other existing and future senior unsecured obligations of Macy's, Inc.

Macy's Holdings may redeem the senior notes at any time at the redemption price set forth herein. Upon the occurrence of both (i) a change of control of Macy's, Inc. and (ii) within a specified period in relation to the change of control, the senior notes being downgraded by at least two of Fitch Ratings, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services and being rated below an investment grade rating by at least two of such rating agencies, Macy's Holdings will be required to make an offer to purchase the senior notes at 101% of their principal amount. On and after October 15, 2021 and July 15, 2041, Macy's Holdings may redeem the 2022 Notes and 2042 Notes, respectively, at par, plus accrued and unpaid interest.

Investing in the senior notes involves risks. See the "Risk Factors" section in our Annual Report on Form 10-K for the year ended January 29, 2011.

	Price to Public(1)	Underwriting Discounts and Commissions	Proceeds to Macy's Holdings(1)
Per 2022 note	99.189%	0.650%	98.539%
Per 2042 note	99.847%	0.875%	98.972%
Total	$795,157,000	$5,762,500	$789,394,500

(1) Plus accrued interest, if any, from January 13, 2012.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the senior notes in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, societe anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on January 13, 2012.

Joint Book-Running Managers

BofA Merrill Lynch **Credit Suisse** **J.P. Morgan**

Goldman, Sachs & Co. **US Bancorp** **Wells Fargo Securities**

Co-Managers

BNY Mellon Capital Markets, LLC **Citigroup** **Fifth Third Securities, Inc.**
Loop Capital Markets **PNC Capital Markets LLC** **Ramirez & Co., Inc.**
Standard Chartered Bank **The Williams Capital Group, L.P.**

The date of this prospectus supplement is January 10, 2012.

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Dreyfus Family of Funds
FINANCIAL REPORT
10f-3 TRANSACTIONS

Dreyfus

Certifications

CCO Certification

I have prepared the enclosed board summary (the "Summary") based on reports and certifications from each manager summarizing any reportable transactions and compliance with each fund's policies.

I attest that:

- The Summary accurately reflects the Rule 10f-3 transactions provided by each manager for the period shown.
- The Summary accurately reflects funds that have no Rule 10f-3 transactions to report for the period shown.
- My review includes confirmation by the Chief Compliance Officer of each manager that the Rule 10f-3 transactions reported are accurate and in compliance with the fund's policies and procedures.
- My review includes confirmation by the Chief Compliance Officer of each manager that the fund has no Rule 10f-3 transactions to report for the period shown, if applicable.
- Based on my review and testing, I concur that all Rule 10f-3 transactions were conducted in accordance with each Fund's policies and procedures.

[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	4/13/12

1st Quarter 2012